CONSTRUCTION LOAN AGREEMENT

         THIS AGREEMENT, made as of September 5, 1991, by and between 111 PARTNERS, a California general partnership ("Borrower"), and FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation ("Lender"),


                              W I T N E S S E T H:

         Recital of Facts:

         A. Borrower owns the real property described in Exhibit A attached hereto and made a part hereof ("Property").

         B. Borrower proposes to construct on the Property the improvements described in Exhibit B attached hereto and made a part hereof ("Improvements") in accordance with the plans and specifications described in Exhibit B, as such plans and specifications may be amended in accordance with this Agreement ("Plans and Specifications"), and has requested a loan from Lender for the purpose of constructing the Improvements on the Property in accordance with the Plans and Specifications.


              NOW, THEREFORE, Borrower and Lender agree as follows:

                                    ARTICLE 1

                                      Loan

         1.1 Loan. Upon and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of three million dollars ($3,000,000) ("Loan") to finance the construction of the Improvements and for the other purposes provided in the Loan Documents (as hereinafter defined).

         1.2 Loan Documents. Borrower shall deliver to Lender concurrently with execution and delivery of this Agreement the documents, properly executed and in recordable form if requested by Lender, described in Exhibit C attached hereto and made a part hereof (collectively "Loan Documents"). The terms "Note" and "Deed of Trust" shall have the meanings defined in Exhibit C.

         1.3 Effective Date. The date of the Loan Documents is for reference purposes only. The effective date ("Effective Date") of delivery and transfer to Lender of the security under the Loan Documents and of Borrower's and Lender's obligations under the Loan Documents is the date the Deed of Trust is recorded in the office of the County Recorder of the County where the Property is located.

         1.4 Formation and Organizational Documents. Borrower has previously delivered to Lender the following formation and organizational documents:
Partnership Agreement dated June 1, 1990, among Michael J. Smith, Roger A. Smith and Daniel C. Ross and Statement of Partnership dated August 26, 1991, and recorded on August 27, 1991, as Instrument No. 91-054475 of Official Records of Marin County. Borrower hereby certifies to Lender that (a) the foregoing documents are all of the relevant formation and organizational documents of

                                                                   Exhibit 10.14

Borrower; (b) such documents remain in full force and effect; and (c) such documents have not been amended or modified.

         1.5 Opinion of Legal Counsel. Borrower shall cause to be furnished to Lender on the Effective Date, at Borrower's expense, an opinion of legal counsel approved by Lender covering such matters relating to Borrower and the Loan Documents as Lender may request.

         1.6 Acceleration Upon Loss of Security. If at any time the Deed of Trust ceases to be a valid first lien upon the Property and the Improvements, all sums remaining unpaid and owing to Lender under the Note and the other Loan Documents shall automatically become immediately due and payable and Lender's obligation to disburse the remaining portion of the Loan which is then undisbursed, if any, shall terminate.

         1.7 Tax Service. Lender is authorized to secure, at Borrower's expense, a tax service contract which shall provide tax information on the Property to Lender for the term of the Loan.

         1.8 Management of Property. Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property or the Improvements without the prior written consent of Lender.

         1.9 Further Encumbrance. Without the prior written consent of Lender, Borrower shall not receive any other financing for the development of the Property or the construction of the Improvements and shall not further encumber the Property or the Improvements, except as permitted by and in compliance with the Note.


                                    ARTICLE 2

                                  Disbursement

         2.1 Conditions Precedent. Lender shall not be obligated to make any disbursements or take any other action under the Loan Documents unless all of the following conditions precedent are satisfied at the time of such action:

                  (a) There exists no Default, as defined this Agreement, or default or event of default as defined in any of the other Loan Documents, or event, omission or failure of condition which would constitute such a default or event of default after notice or lapse of time, or both; and

                  (b) The undisbursed Loan proceeds, together with all sums (if any) to be provided by Borrower as shown in Exhibit D attached hereto and made a part hereof, shall at all times be not less than the amount which Lender from time to time determines reasonably necessary to: (i) pay, through final completion, all costs of development, construction and leasing of the Property and the Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents through final completion of the Improvements; and (iii) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents through final completion of the Improvements. If Lender determines at any time that such funds are not sufficient for such purposes, Borrower may satisfy this condition by depositing with Lender the amount of such deficiency in the Account (as hereinafter defined) within five (5) days after Lender's written demand; and

                  (c) Borrower has delivered to Lender all of the Loan Documents and all other documents, instruments, policies, and forms of evidence or other materials requested by Lender pursuant to this Agreement or any of the other Loan Documents.

         2.2 Account. If required by Lender, a non-interest bearing demand deposit account in Borrower's and Lender's names ("Account") will be opened by Lender with a bank selected by Lender and administered in accordance with this Agreement. The proceeds of the Loan and Borrower's Funds (as hereinafter defined), when qualified for disbursement, shall be deposited into the Account, if opened, or otherwise disbursed to or for the benefit or account of Borrower, as determined by Lender, under the terms of this Agreement.

         2.3 Borrower's Funds. Except as otherwise provided in this Agreement, all funds which are deposited with Lender pursuant to section 2.1(b) hereof ("Borrower's Funds") or any other provision of the Loan Documents shall be deposited in the Account, and controlled by Lender, for disbursement under this Agreement.

         2.4 Pledge and Assignment. As security for performance of Borrower's obligations under the Loan Documents, Borrower irrevocably pledges and assigns to Lender, and grants to Lender a security interest in, all monies at any time deposited in the Account.

         2.5 Disbursement. Subject to the conditions set forth in section 2.1 hereof, the proceeds of the Loan and Borrower's Funds shall be disbursed in accordance with Exhibit E attached hereto and made a part hereof. Disbursements made after the deposit of Borrower's Funds shall be made from Borrower's Funds until depleted.

         2.6 Disbursed Funds. All disbursements of the Loan and Borrower's Funds shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Lender is not obligated to monitor or determine Borrower's use or application of such disbursements.

         2.7 Disbursement Authorization. Disbursements hereunder may be made by Lender to the Account or disbursed to or for the benefit or account of Borrower, as determined by Lender, upon the written request of any one (1) of the following persons, Michael J. Smith, Roger A. Smith, or Daniel C. Ross, who are authorized to request disbursements until written notice of Borrower's revocation of such authority is received by Lender.


                                    ARTICLE 3

                                  Construction

         3.1 Commencement and Completion. Borrower shall commence construction of the Improvements without delay immediately after, but not before, the Effective Date, shall diligently continue construction to completion, and shall complete construction of the Improvements (other than the interior improvements for which Lender is responsible pursuant to the Lease (the "Lease") dated September 5, 1991, between Borrower, as landlord, and Lender, as tenant) on or before April 1, 1992.

         3.2 Construction. Borrower shall construct the Improvements in a good and workmanlike manner in accordance with the Plans and Specifications and the recommendations of any soils or engineering report approved by Lender. In constructing the Improvements, Borrower shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Improvements or the Property (collectively "Requirements"). If necessary, the Plans and Specifications shall be modified to comply with the Requirements, subject to the provisions of section 3.3 hereof.

         3.3 Plans and  Specifications.  Except as  otherwise  provided  in this
Article 3, there shall be no change in the Plans and Specifications without Lender's prior written approval. Requests for approval shall be submitted on a change order form acceptable to Lender signed by Borrower and, if required by Lender, the project architect and the general contractor, accompanied by working drawings and a written narrative of the proposed change. As conditions to its approval, (a) Lender may require satisfactory evidence of the cost of the proposed change and the time necessary to complete the proposed change and (b) to the extent Lender determines that the proposed change will result in increased cost, Lender may require Borrower to deposit Borrower's Funds in the amount of the increased cost into the Account in accordance with section 2.1(b) hereof. Borrower acknowledges that this approval process may result in delays. Upon Lender's request, Borrower, the project architect and the general contractor shall initial the copy of the Plans and Specifications delivered to, and approved by, Lender as a true copy of the Plans and Specifications for the Improvements. Borrower shall maintain at all times a full set of working drawings for the Improvements available for inspection by Lender. Within ten
(10)days after Lender's request, Borrower shall deliver to Lender complete as-built Plans and Specifications for the completed Improvements.

         3.4 Changes in Plans and Specifications. The prior written consent of Lender shall not be required for any changes in the Plans and Specifications unless such change (a) constitutes a material change in the building material or equipment specifications or the architectural or structural design, value, or quality of any of the Improvements, or (b)would result in an increase in any item of construction cost in excess of one thousand dollars ($1,000) for any single change or in excess of ten thousand dollars ($10,000) for all such changes in such items of construction cost, or (c) would affect the structural integrity, quality of building material or equipment, or overall efficiency of operating systems or utility systems of the Improvements. Notwithstanding the foregoing, Borrower shall submit all proposed changes in the Plans and Specifications to Lender at least ten (10) days prior to the commencement of construction relating to such proposed change, whether or not any such change is subject to Lender's approval.

         3.5 Construction Information; Inspections. Lender is expressly authorized to contact any contractor, subcontractor or material supplier and, at all reasonable times, to enter the Property and inspect the Improvements and the work of construction in order to verify information disclosed pursuant to this section or for any other purpose. From time to time, and within ten (10) days after Lender's request, Borrower shall deliver to Lender:

                  (a) A complete list stating (i) the name, address and telephone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Improvements and (ii) the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; and

                  (b) Copies of each contract and subcontract identified in such list, including any changes thereto; and

                  (c) A cost breakdown, in a form acceptable to Lender, stating the estimated total cost of constructing the Improvements, and that portion, if any, of each cost item (i) which has been incurred and (ii) which has been paid, all as of the date of such cost breakdown; and

                  (d) A construction progress schedule, in a form acceptable to Lender, showing the progress of construction and the estimated sequencing and completion time for uncompleted work, all as of the date of such schedule; and

                  (e) With respect to any item designated above which has been previously delivered, such update thereof as Lender may request.

         3.6 Prohibited Contracts. Without Lender's prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Improvements, or other property for the use or occupancy of the Property or the Improvements, if any third party retains or purports to retain any interest (other than lien rights, if any, created by operation of law) in such items after their delivery to the Property. Borrower shall have five (5) days to effect the removal of any such retained interest.

         3.7 Liens and Stop Notices. If a claim of lien is recorded affecting the Property or the Improvements or a bonded stop notice is served upon Lender which affects the Loan or Borrower's Funds, Borrower shall, within twenty (20) days after such recording or service or within five (5) days after Lender's demand (whichever last occurs): (a) pay and discharge the same; or (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with other assurance which Lender deems, in its sole discretion, to be satisfactory for the payment of such lien or bonded stop notice and for the full and continuous protection of Lender from the effect of such lien or bonded stop notice.

         3.8 Construction responsibilities. Borrower shall be solely responsible for all aspects of Borrower's business and conduct in connection with the Property and the Improvements,including, but not limited to, the quality and suitability of the Plans and Specifications and their compliance with the Requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to in this section. Any inspection or review by Lender is to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or any third party. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements.

         3.9 Improvement District. Without Lender's prior written consent, Borrower shall not, directly or indirectly, advocate or assist in the incorporation of any of the Property or the Improvements into any improvement or other assessment district.

         3.10 Delay. Borrower shall promptly notify Lender in writing of any event causing delay or interruption of construction or the timely completion of construction. The notice shall specify the particular work delayed and the cause and period of each delay.

         3.11 Surveys.  At Lender's  request,  Borrower shall deliver to Lender:
(a) a perimeter survey of the Property; (b) upon completion of the foundations of the Improvements, a survey showing the location of the Improvements on the Property and showing that the Improvements are located entirely within the Property and do not encroach upon any easement or breach or violate any of the Requirements; and (c) upon completion of the Improvements, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA Loan Policy of title insurance. All such surveys shall be made and certified by a registered engineer or licensed surveyor.

         3.12 Force Majeure. The time within which construction of the Improvements must be completed shall be extended for a period of time equal to the period of any delay directly affecting the construction work which is caused by fire, earthquake, inclement weather, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, provided Borrower furnishes Lender with written notice of any such delay within seven (7) days after the occurrence of any such delay. In no event, however, shall the time for completion of the Improvements (other than the interior improvements for which Lender is responsible pursuant to the Lease) be extended beyond July 1, 1992.

         3.13 Construction Agreement. Borrower and a general contractor approved by Lender ("Contractor") will enter into a construction agreement ("Construction Agreement"), pursuant to which Contractor will construct the Improvements in accordance with the Plans and Specifications. Borrower shall require Contractor to perform in accordance with the Construction Agreement and shall not amend, modify or terminate the duties of Contractor under the Construction Agreement without Lender's prior written consent. Upon Lender's request, Borrower shall execute an assignment of the Construction Agreement to Lender as security for Borrower's obligations under the Loan Documents and shall cause the Contractor to consent to any such assignment.

         3.14 Architect's Agreement. Borrower and Forsher & Guthrie ("Architect") have entered into the Standard Form of Agreement Between Owner and Architect for Designated Services dated August 21, 1991 ("Architect's Agreement"), pursuant to which Architect is to design and supervise construction of the Improvements. Borrower shall require Architect to perform in accordance with the Architect's Agreement and shall not amend, modify or terminate the duties of Architect under the Architect's Agreement without Lender's prior written consent. Upon Lender's request, Borrower shall execute an assignment of the Architect's Agreement and the Plans and Specifications to Lender as security for Borrower's obligations under the Loan Documents and shall cause the Architect to consent to any such assignment.

         3.15 Bonds. Within five (5) days after Lender's request, Borrower shall procure from a surety acceptable to Lender, and deliver to Lender, dual obligee performance and labor and material payment bonds in a form, substance and amount acceptable to Lender and, if requested by Lender, cause any such bond to be recorded and the Construction Agreement to be filed in the office of the County Recorder of the County where the Property is located.

         3.16 Contractors. Lender may, but shall not be obligated to, disapprove any contractor, subcontractor or material supplier whom Lender deems financially or otherwise unqualified. The absence of any such disapproval shall not constitute a representation of qualifications.

         3.17 Completion of Plans and Specifications. Notwithstanding the foregoing provisions of Articles 1, 2 and 3, Borrower and Lender recognize that the Plans and Specifications (Exhibit B), the Financial Requirement Analysis.(Exhibit D) and the Disbursement Plan (Exhibit E) have not been completed as of the date of this Agreement and will not be completed as of the Effective Date. Accordingly, Exhibits B, D and E attached to this Agreement are incomplete. Borrower shall, on or before November 1, 1991, (a) cause complete Plans and Specifications for the Improvements to be prepared, (b) prepare a final construction cost budget based on the complete Plans and Specifications,
(c) enter into the Construction Agreement with the Contractor consistent with the complete Plans and Specifications and the final construction cost budget, and (d) obtain all required building permits for construction of the Improvements. The complete Plans and Specifications, the final construction cost budget, the Contractor and the Construction Agreement shall be subject to the prior written approval of Lender. Upon such approval by Lender, Borrower and Lender each shall execute and deliver an amendment to this Agreement containing Exhibits B, D and E, which shall become part of this Agreement, on the basis of the complete Plans and Specifications and the final construction cost budget approved by Lender. The total amount of the Loan shall not exceed three million dollars ($3,000,000), and Borrower shall pay all costs over three million dollars ($3,000,000) necessary to complete the Improvements in accordance with this Agreement.

         3.18 Grading and Drainage work. Borrower has submitted to Lender, and Lender has approved, plans for the grading and drainage work, which consist of Sheet 1 (improvement plan), Sheets 2 and 3 (grading and drainage plans) and Sheet 4 (signing and striping plan for the parking area) dated August 1, 1991, prepared by Oberkamper & Associates. The portion of the Loan allocated to such grading and drainage work is three hundred six thousand two hundred dollars ($306,200). Borrower shall commence such grading and drainage work promptly after the Effective Date, Borrower shall perform such grading and drainage work in accordance with such approved plans, and Lender shall disburse such portion of the Loan allocated to such grading and drainage work pursuant to this Agreement as the work progresses.

                                   ARTICLE 4

                                   Insurance

         4.1 Title Insurance. Borrower shall, at Borrower's expense, procure from a title insurer satisfactory to Lender a 1970 LP-10 ALTA Loan Policy of title insurance ("Title Policy"), with any endorsements Lender may require, insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property and the Improvements, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall, at Borrower's expense, procure and deliver to Lender, within five (5) days after Lender's request, such other endorsements to the Title Policy as Lender may require.

         4.2 Hazard Insurance. Borrower shall procure and maintain a policy of builder's risk completed value hazard insurance, with a vandalism and malicious mischief endorsement and such other endorsements as Lender may require, in an amount acceptable to Lender. Lender shall be named under a Lender's Loss Payable Endorsement (form 438BFU) attached to the policy. At Lender's request, the policy shall contain an agreed value clause sufficient (as determined by Lender) to eliminate any risk of co-insurance.

         4.3 Liability Insurance. Borrower shall procure and maintain a policy of comprehensive public liability insurance and property damage insurance with limits as required by Lender, insuring against liability for injury or death to any person and property damage occurring on the Property or in the Improvements from any cause whatsoever. The policy shall name Lender as an additional insured.

         4.4  Blanket  Coverage.  Lender  may  accept,  at its  option,  blanket
insurance  policies  in  satisfaction  of  Borrower's   obligations  to  provide
insurance.

         4.5 General. Borrower shall procure and maintain all other insurance required by the Requirements, the Deed of Trust or applicable law. Lender shall receive the originals of all required insurance policies, or other evidence of insurance acceptable to Lender. Borrower shall maintain all required insurance until the Loan is repaid. All insurance policies shall provide that the insurance shall not be cancellable or materially changed without thirty (30) days' prior written notice to Lender. All insurance policies shall be issued by licensed insurance companies acceptable to Lender.


                                    ARTICLE 5

                         Representations and warranties

         Borrower hereby represents and warrants to Lender as of the Effective Date and continuing thereafter as follows:

         5.1 Authority. Borrower has complied with all laws and regulations concerning its organization, existence and transaction of business. Borrower has the right and power to own and develop the Property and construct the Improvements as contemplated in the Loan Documents. Borrower has, or at all appropriate times shall have, properly obtained all permits, licenses and approvals necessary to construct, occupy, operate and lease the Improvements, and complied with the Requirements and all other applicable statutes, laws, regulations and ordinances.

         5.2 Enforceability. Borrower is authorized to execute, deliver and perform under the Loan Documents, which are legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

         5.3 No Violation. Borrower's undertakings in the Loan Documents do not violate any of the Requirements or any other applicable statute, law, regulation or ordinance or any order or ruling of any court or governmental entity, or conflict with, or constitute a breach or default under, any agreement by which Borrower is, or the Property and the Improvements are, bound or regulated. Borrower is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity. There are no claims, actions or proceedings pending or, to Borrower's knowledge, threatened against Borrower or affecting the Property or the Improvements.

         5.4 Financial Information. All financial information delivered to Lender, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, or partners of Borrower, fairly and accurately represents such financial condition and has been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted in such information. No material adverse change in such financial condition has occurred.

         5.5 Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission.

         5.6 Adequacy of Loan. The undisbursed Loan proceeds, together with Borrower's Funds and all other sums (if any) to be provided by Borrower as shown in Exhibit D, are sufficient to do all of the things specified in section 2.1(b) hereof.

         5.7 Taxes. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes owed and payable, and Borrower knows of no basis for additional assessment with respect to any taxes.

         5.8 Utilities. All utility services, including, without limitation, gas, water, sewer, drainage, electrical and telephone, necessary for the development, construction and occupancy of the Property and the Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all utility services will be available upon completion of the Improvements.

         5.9 Compliance. Borrower is familiar with all Requirements. The development of the Property and the construction of the Improvements will conform to and comply with the Requirements and the Plans and Specifications.


                                    ARTICLE 6

                                     Default

         6.1 Default.  The following shall constitute a "Default" under the Loan
Documents:

                  (a) Monetary. (i) Borrower's failure to pay when due any sums payable under the Note or any of the other Loan Documents; or (ii) Borrower's failure to deposit any Borrower's Funds as and when required under section 2.1(b) hereof; or

                  (b) Construction; Use. (i) Any material deviation in the work of construction from the Plans and Specifications or the Requirements or the appearance or use of defective workmanship or materials in constructing the Improvements, and Borrower's failure to remedy the same to Lender's satisfaction within ten (10) days after Lender's written demand to do so; or (ii) the cessation of construction of the Improvements prior to completion for a continuous period of more than fifteen (15) days (except as caused by events for which delay may be permitted under Article 3 hereof); or (iii) the prohibition, enjoining or delaying (in any manner) of the construction of any of the Improvements in accordance with the Loan Documents for a continuous period of more than thirty (30) days; or (iv) the curtailment in availability to the Property or the Improvements of utilities or other public services necessary for the full occupancy and utilization of the Improvements for a continuous period of more than thirty (30) days; or

                  (c) Liens, Attachment; Condemnation. (i) The filing of any claim of lien against the Property or the Improvements or the service on Lender of any bonded stop notice relating to the Loan and the continuance of the claim of lien or bonded stop notice for twenty (20) days without discharge, satisfaction or provision for payment being made in accordance with Article 3 hereof; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to, any material (as determined by Lender in its sole and absolute discretion) portion of the Property or the Improvements; or
         (iii) the sequestration or attachment of, or any levy or execution upon, any of the Property or the Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Account, or any substantial portion of the other assets of Borrower, which is not released, expunged or dismissed prior to the earlier of thirty (30)days after sequestration, attachment or execution or the sale of such other assets affected thereby; or

                  (d) Performance of obligations. Borrower's failure to perform its obligations under any of the Loan Documents; provided, however, that if a specific time is provided in the Loan Documents for the curing of such failure, Borrower's failure to perform will not constitute a Default until the specified time period expires; or

                  (e) Representations and Warranties. (i) The failure of any of Borrower's representations or warranties in any of the Loan Documents, except as to adverse change in financial condition, to be true within fifteen (15) days, or other period as may be provided, after notice by Lender; or (ii) any material adverse change in the financial condition of Borrower or any other person or entity in any manner obligated to Lender under the Loan Documents from the financial condition represented to Lender as of the Effective Date; or

                  (f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) Borrower's filing of a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor

         Relief Law"); or (ii) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law, which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; or (iii) Borrower's making a general assignment for the benefit of creditors; or (iv) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or (v) the filing by or against Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower; or

                  (g) Involuntary Bankruptcy. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other Debtor Relief Law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Improvements prior to the earlier of the entry of any order granting relief sought in the involuntary petition or thirty (30) days after the date of filing of the petition; or

                  (h) Partners; Guarantors. The occurrence of an event specified in section 6.1(f) or section 6-1(g) hereof as to any person or entity in any manner obligated to Lender under the Loan Documents

         6.2 Acceleration. Upon the occurrence of a Default specified in sections 6.1(a) through 6.1(e) hereof, inclusive, Lender may, at its option, declare all sums owing to Lender under the Note and the other Loan documents immediately due and payable. Upon the occurrence of a Default specified in section 6.1(f), 6.1(g) or 6.1(h) hereof, or upon the occurrence of any default or event of default specified in any of the Loan Documents which provides that acceleration shall be automatic, all sums owing to Lender under the Loan Documents shall automatically become immediately due and payable. Upon acceleration, Lender may, in addition to other uses permitted under the Loan Documents, apply undisbursed Loan proceeds and any sums in the Account to the sums owing to Lender under the Loan Documents.

         6.3 Disbursement by Lender. Upon the occurrence of a Default which is occasioned by Borrower's failure to pay money, Lender may, but shall not be obligated, to make such payment from Loan proceeds, Borrower's Funds, or other funds of Lender. If such payment is made from proceeds of the Loan or from Borrower's Funds, Borrower shall deposit with Lender, upon written demand issued pursuant to section 2.1(b) hereof, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall repay such funds upon demand issued pursuant to section 6.6 hereof. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower.

         6.4 Lender's Completion of Construction. If Default occurs, Lender may, upon five (5) days' written notice to Borrower, and with or without legal process, take possession of the Property and the Improvements, remove Borrower and all agents, employees and contractors of Borrower from the Property and the Improvements, complete the work of construction, and market and sell or lease the Property and the Improvements. Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower's name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower's rights under the Loan Documents and all contracts concerning the Property or the Improvements.

         6.5  Cessation  of   Construction.   If  Lender   determines  that  the
Improvements are not being constructed in accordance with the Plans and Specifications, the Requirements or the Loan Documents, Lender may order all construction on any of the Improvements affected by the condition of nonconformance immediately stopped. After such order, Borrower shall not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of nonconformance until Lender notifies Borrower in writing that the nonconforming condition has been corrected.

         6.6 Repayment of Funds Advanced. If Lender spends its funds in exercising any of its rights or remedies under the Loan Documents, the amount of funds spent shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note after default or maturity as specified therein, from the date the funds were spent. Until repaid, such amounts shall have the security afforded disbursements under the Note.

         6.7 Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment (other than liens and stop notices, provision for which is made in Article 3 hereof) by any person other than Lender which would constitute a Default if (a) Borrower pursues the contest diligently and in a manner which Lender determines is not prejudicial to Lender and does not impair the rights of Lender under any of the Loan Documents and (b) if requested by Lender, Borrower deposits with Lender any funds or other forms of assurance Lender in good faith from time to time determines appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower's compliance with this section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.


                                    ARTICLE 7

                            Miscellaneous Provisions

         7.1 Expenses. Borrower shall pay within five (5) days Lender's demand all reasonable and necessary expenses incidental to making the Loan, including, without limitation, preclosing and closing expenses, commitment fees, architectural and engineering review expenses, appraisal fees, construction inspection fees and attorneys' fees, incurred by Lender; provided, however, that Borrower shall not be required to pay more than the total amount of sixty-two thousand five hundred dollars ($62,500) on account of such expenses.

         7.2 Financial Information. Within one hundred twenty (120) days after the end of Borrower's tax year, Borrower shall deliver to Lender a current signed financial statement, income and expense statement and balance sheet of Borrower. Borrower shall also deliver to Lender such quarterly, periodic or other financial information as Lender may request. If Borrower has audited financial information prepared, Borrower shall deliver to Lender copies of that information within five (5) days after its preparation. All financial reports shall be prepared in accordance with generally accepted accounting principles consistently applied, or other form acceptable to Lender.

         7.3 Indemnity. Borrower indemnifies Lender against, and holds Lender harmless from, any losses, damages, liabilities, claims, demands, actions, judgments, court costs and legal or other expenses (including attorneys' fees and disbursements) which Lender may incur as a direct or indirect consequence of: (i) the making of the Loan, except for violations of laws or regulations by Lender; or (ii) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Loan Documents; or (iii) any failure at any time of any of Borrower's representations or warranties to be true and correct; or (iv) any act or omission by Borrower, any contractor, subcontractor or material supplier, or any engineer, architect or other person or entity with respect to any of the Property or the Improvements. Borrower shall pay immediately upon Lender's demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note after default or maturity as specified therein. Borrower's duty to indemnify Lender shall survive the release and cancellation of the Note and the reconveyance or partial reconveyance of the Deed of Trust.

         7.4 Books and Records. Borrower shall maintain complete books of account and other records for the Property and the Improvements and for disbursement and use of the Loan proceeds and Borrower's Funds, and the same shall be available for inspection and copying by Lender.

         7.5 Further Assurances. At Lender's request and at Borrower's expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper (as determined by Lender) to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

         7.6 Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of any of the Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval.

         7.7 No Third  Parties  Benefited.  No  person  other  than  Lender  and
Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

         7.8 Notices. All written notices and demands under the Loan Documents shall be deemed served upon delivery or, if mailed, upon receipt after deposit in United States Postal Service by certified mail, postage prepaid, and addressed to the address of Borrower or Lender appearing below. Notice of change of address may be given in the same manner, provided Borrower's address shall be in the State of California.

         7.9 Authority to File Notices. Borrower irrevocably appoints and authorizes Lender, as Borrower's attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect Lender's interest under any of the Loan Documents.

         7.10 Actions. Lender may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the rights, duties or liabilities of Borrower or Lender under the Loan Documents. In exercising this right, Lender may incur and pay costs and expenses, including, without limitation, attorneys' fees and court costs, and Borrower agrees to pay all such expenses so incurred or paid.

         7.11 Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender. No partnership, joint venture or fiduciary relationship of any kind or nature whatsoever exists between Borrower and Lender and Borrower and Lender are not members of any joint or common enterprise. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, the Improvements or the Loan, except as expressly provided in the Loan Documents.

         7.12 Lender's Delay. Lender shall not be liable in any way for Lender's failure to perform or delay in performing under the Loan Documents, and Lender may suspend or terminate all or any portion of Lender's obligations under the Loan Documents if Lender's delay or failure results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or any war (whether declared or not), rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or any other cause or event beyond Lender's control.

         7.13 Attorneys' Fees; Enforcement. If any attorney is engaged by Lender to enforce, construe or defend any provision of any of the Loan Documents, or as a consequence of any Default or event of default under the Loan Documents, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender, immediately upon demand, the amount of all attorneys' fees and disbursements incurred by Lender in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note after default or maturity as specified therein.

         7.14 Assignment. Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, without Lender's prior written consent. Any assignment made without Lender's consent shall be void. Borrower recognizes that this is not an ordinary loan and that Lender would not make this Loan except in reliance on Borrower's expertise and reputation, Lender's knowledge of Borrower, and Lender's understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists. In this instance, the Improvements are not constructed and Lender is relying on Borrower's expertise and prior experience to develop the Property and construct the Improvements in accordance with the terms of the Loan Documents.

         7.15 Disclosure of Information. If Lender elects to sell participations in the Loan, Lender may forward to each participant and prospective participant all documents and information relating to the Loan and all parties thereto, whether furnished by Borrower or otherwise.

         7.16 Signs. Lender may place on the Property signs stating that Lender is providing construction financing.

         7.17 Lender's Agents. Lender may designate an agent, representative or independent contractor to exercise any of Lender's rights under the Loan

Documents. Any reference to Lender in any of the Loan Documents shall include Lender's agents, employees, representatives or independent contractors.

         7.18 Severability. If any provision of the Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion were not part of the Loan Documents.

         7.19 Heirs, Successors and Assigns. The terms of the Loan Documents shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties; provided however, that this section does not waive the provisions of section 7.14 hereof.

         7.20 Rights Cumulative, No Waiver. All Lender's rights and remedies provided in the Loan Documents, granted by law or otherwise, are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

         7.21 Time. Time is of the essence of each term of the Loan Documents.

         7.22 Headings. All headings appearing in any of the Loan Documents are for convenience only and shall be disregarded in construing the Loan Documents.

         7.23 Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California.

         7.24 Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or the Improvements shall include all or any parts of the Property or the Improvements. Any reference to the Loan Documents in any of the Loan Documents includes any amendments, renewals or extensions approved in writing by Lender. Any reference in this Agreement to the Loan Documents shall include all or any of the provisions of this Agreement and the other Loan Documents unless otherwise specified.

         7.25 Joint and Several Liability. The liability of all persons and entities who are in any manner obligated under any of the Loan Documents shall be joint and several.

         7.26 Incorporation. Exhibits A, B, C, D and E, all attached hereto, are incorporated into this Agreement.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Construction Loan Agreement as of the date first hereinabove written.


                                     111 PARTNERS, a California general
                                     partnership



                                     By________________________________
                                             Michael J.  Smith
                                             General Partner


                                     By________________________________
                                             Roger A. Smith
                                             General Partner


                                     By________________________________
                                             Daniel C. Ross
                                             General Partner



                                     Borrower's Address:

                                     50 Bon Air Center, Suite 140
                                     Greenbrae, CA 94904
                                     Attn: Roger A. Smith


                                     FAIR, ISAAC AND COMPANY,
                                     INCORPORATED, a Delaware corporation


                                     By________________________________
                                             Gerald de Kerchove
                                             Executive Vice President


                                     Lender's Address:

                                     120 North Redwood Drive
                                     San Rafael, CA 94903-1996
                                     Attn: Michael C. Gordon

                                    EXHIBIT A

                           CONSTRUCTION LOAN AGREEMENT

                            (Description of Property)


All of the real property in the City of San Rafael, County of Marin, State of California, described as follows:

PARCEL ONE:

Parcel 3B, as shown upon that certain Parcel Map entitled "Parcel Map, Lot 3 of Map of Smith Ranch, Northerly Portion 17 R.M. 39, San Rafael, Marin County, California", filed for record August 13, 1991 in Book 25 of Parcel Maps, at Page 18, Marin County Records.

Reserving thereform an easement for access, parking, drainage and public utilities over that portion of the herein described property lying within the boundaries of that certain, "Mutual Access and Parking Easement, D.E. & P.U.E.", as shown upon the filed map referred to above.

Said easement to be appurtenant to and for the benefit of Parcel 3A, as shown upon the filed map referred to above.

PARCEL TWO:

An easement for access, parking, drainage and public utility purposes over that portion of Parcel 3A, lying within the boundaries of that certain, "Mutual Access and Parking Easement, D.E. & P.U.E.", as said parcel and easement are shown upon that certain Parcel Map entitled, "Parcel Map, Lot 3 of Map of Smith Ranch, Northerly Portion 17 R.M. 39, San Rafael, Marin County, California", filed for record August 13, 1991 in Book 25 of Parcel Maps, at Page 18, Marin County Records.

PARCEL THREE:

An easement for storm drainage purposes more particularly described as follows:

Beginning  at the  Easterly  terminus of the course  "South  81(0) 38' 00" East,
536.00 feet"; said point being on the Northerly line of Smith Ranch Road and the Southerly line of Lot 3, as shown and delineated on that certain map entitled, "Map of Smith Ranch - Northerly Portion", filed for record in Book 17 of Record Maps at Page 39, Marin County Records; thence leaving said Northerly line of said Smith Ranch Road (17 RM 39) along the Easterly line of said Lot 3 (17 RM
39)the following courses and distances; Easterly along a tangent curve to the left whose center bears North 8(0) 22' 00" East, having a radius of 20.00 feet, through a central angle of 90(0) 00' 00", an arc length of 31.42 feet and thence North 8(0) 22' 00' East, 23.00 feet; thence leaving said Easterly line of said Lot 3 (17 RM 39) South 13(0) 12' 17" East 46.24 feet to said Northerly line of said Smith Ranch Road (17 RM 39); thence along said Northerly line of said Smith Ranch Road (17 RM 39) North 81(0) 38' 00' West, 37.00 feet to the point of beginning.

PARCEL FOUR:

An easement for storm drainage over a strip of land 10 feet in width and being 5 feet on each side of the following described line:

Beginning  at the  Easterly  terminus of the course  "South  81(0) 38' 00" East,
536.00 feet"; said point being on the Northerly line of Smith Ranch Road and the Southerly line of Lot 3, as shown and delineated on that certain Map entitled, "Map of Smith Ranch Northerly Portion", filed for record in Book 17 of Record Maps at Page 39, Marin County Records; thence leaving said Northerly line of said Smith Ranch Road (17 RM 39) along the Easterly line of said Lot 3 (17 RM
39) the following courses and distances; Easterly along a tangent curve to the left whose center bears North 8(0) 22' 00" East, having a radius of 20.00 feet, through a central angle of 90(0) 00' 00", an arc length of 31.42 feet, and thence North 8(0) 22' 00" East, 128 feet to the true point of beginning; thence leaving said Easterly line of said Lot 3 (17 RM 39) South 81(0) 38' 00' East
60.00 feet to the Westerly line of Parcel D, as shown on said "Map of Smith Ranch - Northerly Portion" (17 RM 39), being the terminus of this easement.

PARCEL FIVE:

An easement for access and public utility purposes more particularly described as follows:

Beginning  at the  Easterly  terminus of the course  "South  81(0) 38' 00' East,
536.00 feet"; said point being on the Northerly line of Smith Ranch Road and the Southerly line of Lot 3, as shown and delineated on that certain Map entitled, "Map of Smith Ranch - Northerly Portion", filed for record in Book 17 of Record Maps at Page 39, Marin County Records; thence leaving said Northerly line of said Smith Ranch Road (17 RM 39) along the Easterly line of said Lot 3 (17 RM
39) the following courses and distances; Easterly along a tangent curve to the left whose center bears North 8(0) 22' 00" East, having a radius of 20.00 feet, through a central angle of 90(0) 00' 00", an arc length of 31.42 feet; thence North 8(0) 22' 00" East, 271.13 feet and thence Northeasterly along a tangent curve to the left whose center bears North 81(0) 38' 00" West, having a radius of 670 feet, through a central angle of 2(0) 00' 00", an arc length of 23.39 feet; thence leaving said Easterly line of said Lot 3 (17 RM 39) South 81(0) 38' 00" East, 27.41 feet; thence South 8(0) 22' 00' West, 141.15 feet; thence Southerly along a tangent curve to the left whose center bears South 81(0) 38' 00' East, having a radius of 292 feet, through a central angle of 10(0) 59' 17", an arc length of 56.00 feet; thence Southerly along a reverse curve to the right whose center bears, South 87(0) 22' 43" West, having a radius of 308.00 feet, through a central angle of 10(0) 59' 17", an arc length of 59.07 feet; thence South 8(0) 22' 00" West, 59.00 feet to said Northerly line of said Smith Ranch Road; thence along said Northerly line of said Smith Ranch Road (17 RM 39) North 81(0) 38' 00" West, 58.00 feet to the point of beginning.

                                    EXHIBIT B

                           CONSTRUCTION LOAN AGREEMENT

                        (Description of Improvements and
                            Plans and Specifications)

         1. Description of Improvements. The Improvements consist of a general purpose two-story office building, fully air conditioned and sprinklered, with one elevator, of steel and wood frame construction, tar and gravel roof, containing approximately 24,944 square feet of usable area (approximately 26,362 square feet of gross building area), with on-site parking for 89 vehicles and fully landscaped grounds, together with all appurtenances, fixtures, equipment and interior tenant improvements.

         2. Description of Plans and Specifications. The Plans and Specifications described below were prepared for use by Borrower and Contractor in constructing the Improvements, and Borrower hereby represents and warrants to Lender that the description of the Plans and Specifications set forth below is accurate and complete.

                                                                    Latest
                                                                    Revision
     Description                                                    Date
(Sheet(s) or Page(s))       Prepared By         Date                if any
---------------------       -----------         ----                ------

                                    EXHIBIT C

                           CONSTRUCTION LOAN AGREEMENT

                                (Loan Documents)

         The loan documents numbered 1 through 8, inclusive, below, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, and any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement, are collectively referred to as the "Loan Documents":

         1. This Agreement;

         2. Promissory Note of even date herewith, in the original principal amount of the Loan, made by Borrower and payable to the order of Lender ("Note");

         3. Construction Deed of Trust, Assignment of Rents and Security Agreement of even date herewith executed by Borrower, as trustor, to California Land Title Company of Marin, a California corporation, as trustee, for the benefit of Lender, as beneficiary ("Deed of Trust");

         4. Assignment of Lessor's Interest in Leases of even date herewith executed by Borrower in favor of Lender;

         5. Environmental Indemnity of even date herewith executed by Borrower in favor of Lender;

         6. State of California Uniform Commercial Code - Financing Statement - Form UCC-1 executed by Borrower, as debtor, in favor of Lender, as secured party; and

         7. Assignment of Architect's/Engineer's Agreements and Plans and Specifications and Architect's/Engineer's Consent of even date herewith executed by Borrower and Architect in favor of Lender.

                                    EXHIBIT D

                           CONSTRUCTION LOAN AGREEMENT

                        (Financial Requirement Analysis)

         The financial analysis set forth herein represents an analysis of the total costs necessary, in Borrower's estimation, to perform Borrower's obligations under the Loan Documents through final completion of the Improvements. Column A, "Total Costs," sets forth Borrower's representation of the maximum costs for each Item specified in Column A. Column B, "Costs Paid By Borrower," sets forth Borrower's representation of costs that Borrower has paid or has caused to be paid from other sources of funds for each Item specified in Column B. Column C, "Costs To Be Paid By Borrower," sets forth Borrower's representation of costs that Borrower will pay or will cause to be paid from other sources of funds for each Item specified in Column C. Column D, "Disbursement Budget," sets forth the portion of the Loan and Borrower's Funds which has been allocated for each Item specified in Column D and will be disbursed pursuant to the terms, covenants, conditions and provisions of Exhibit E and the Loan Documents. Unless specified otherwise, all references to Columns or Items in this Agreement refer to Columns or Items in this Exhibit D.

                                                   FINANCIAL REQUIREMENT ANALYSIS

-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------
                                             (A) TOTAL COSTS      (B) COSTS PAID       (C) COSTS TO BE         (D) DISBURSEMENT
                                                                      BY BORROWER       PAID BY BORROWER           BUDGET (a) (b)
-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------
 1. LAND COST
-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------
*2. Construction Costs of
    Improvements
    ($____ sq. ft)
*3. Tenant Improvement Costs
    ($____ sq. ft)
*4. Site Work Costs
    ($____ sq. ft)
*5. Offsite Costs
    ($____ sq. ft)
 6. Architect and Engineering Fees
 7. Government Fees (permits,
    bonds, etc.)
 8. Operating Costs during
    construction (job supervision,
    utilities, etc.)
*9. Contingency Reserve
    (____% of #'s 2-5)
10. Other Hard Costs
    a. _____________
    b. _____________
    c. _____________

11. TOTAL HARD COSTS
    (Lines 2-10)                             $                    $                    $                       $
-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------
12. Interest  Reserve
13. Taxes during construction
14. Insurance during construction
15. Lender Loan Fee
16. Permanent Loan Fee
17. Title, Recording and
    Escrow expenses
18. Legal Fees
19. Promotion and Advertising
20. Commission Expense
21. Organization Expenses
    (developer overhead)
22. Soft Costs Contingency
23. Other Soft Costs:
    a.  _____________
    b.  _____________
    c.  _____________

24 TOTAL SOFT COSTS
    (Lines 12-23)                            $                    $                    $                       $
-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------
25. CUMULATIVE TOTALS
    (Lines 1, 11 & 24)                       $                    $                    $                       $
-------------------------------------------- -------------------- -------------------- ----------------------- ---------------------

Footnotes:

(a) Borrower's Funds in the amount of $__________ are included in the total shown on line #25 of the Disbursement Budget. Unless specified otherwise, all such funds shall be disbursed prior to any disbursement of Loan proceeds.
(b) These funds will be available on or after the Effective Date as defined in the Construction Loan Agreement.

*   Items requiring retention.

------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                           CONSTRUCTION LOAN AGREEMENT

                               (Disbursement Plan)

         A. Timing of Disbursements. On or about the ____( ) day of each month, or at such other times as Lender may deem appropriate, Borrower shall submit to Lender a written itemized statement ("Application for Payment"), signed by Borrower, setting forth:

         1. A description of the work performed, materials supplied and costs incurred or due for which disbursement is requested with respect to any line item ("Item") shown in Column D ("Disbursement Budget") of the Financial Requirement Analysis attached as Exhibit D to this Agreement; and

         2. The total amount incurred, expended or due for each requested Item less prior disbursements.

         Each   Application   for  Payment  by  Borrower   shall   constitute  a
representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent specified in section 2.1 of this Agreement.

         B. Lender's Right to Condition Disbursements. Lender shall have the right to condition any disbursement upon Lender's receipt and approval of the following:

         1. The Application for Payment and an itemized requisition for payment of Items 2 through 10 as shown in the Disbursement Budget ("Hard Costs");

         2. Bills, invoices, documents of title, vouchers, statements, payroll records, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Items;

         3. Evidence of Borrower's use of a lien release, joint check and voucher system acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant;

         4. Architect's, inspector's or engineer's periodic certifications of the percentage or stage of construction that has been completed and its conformance to the Plans and Specifications and the Requirements based upon any such architect's, inspector's or engineer's periodic, physical inspections of the Property and the Improvements;

         5. Waivers and releases of mechanics' liens, stop notice claims, equitable lien claims or other lien claim rights;

         6. Evidence of Borrower's  compliance  with the  provisions of sections
3.2 and 5.1 of this Agreement;

         7. Valid, recorded Notice(s) of Completion for the Improvements or any portions of the Improvements for which Notice(s) of Completion may be recorded under applicable law;

         8. The Architect's and Engineer's, if any, Certificate of Substantial Completion prior to the final retention disbursement of Hard Costs

         9. Any other document, requirement, evidence or information that Lender may request under any provision of the Loan Documents; and

         10. In the event that any Application for Payment includes the cost of materials stored on the Property ("Onsite Materials"), such Application for Payment shall include each of the following: (a) evidence that the Onsite Materials have been paid for in full by Borrower; (b) evidence that the Onsite Materials are insured as required hereunder; and (c) evidence that the Onsite Materials are stored in an area on the Property for which adequate security is provided against theft and vandalism. Borrower acknowledges that this approval process may result in disbursement delays and Borrower consents to all such delays.

         C. Periodic Disbursements. The Disbursement Budget (Column D) shall be disbursed by Lender into the Account or to or for the benefit or account of Borrower, as determined by Lender, periodically as follows:

         1. Land Cost. The portion  allocated to Land Cost, Column D, Item ____,
initially  totaling  ____dollars   ($____),   shall  be  disbursed  as  follows:
____________________________.

         2. Construction Costs, Site Work Costs and Offsite Costs. The portion allocated to Construction Costs, Site Work Costs and Offsite Costs, Column D, Items ____, initially totaling ____ dollars ($____), shall be disbursed as construction progresses for the payment of Construction Costs, Site Work Costs and Offsite Costs Items up to ninety percent (90%) of the amount allocated for any requested Item less prior disbursements. The remaining ten percent (10%) of the amounts allocated to Construction Costs, Site Work Costs and Offsite Costs Items shall be disbursed after the Improvements are fully completed in accordance with the Plans and Specifications and the Requirements, the statutory lien period has expired, and Lender has received a lien-freeLP-10 re-write of the Title Policy and evidence satisfactory to Lender of lien-free final completion.

         3. Tenant Improvement Costs. The portion allocated to Tenant Improvement Costs, Column D, Item ____,initially totaling ____dollars ($____), shall be disbursed as construction progresses for the payment of Tenant Improvement Costs up to the maximum of the lower of ____ dollars ($____) per square foot or the actual cost per square foot of completed Tenant Improvements less prior disbursements. The remaining ____dollars ($____) of the amount allocated to Tenant Improvement Costs shall be disbursed after the Tenant Improvements are fully completed in accordance with tenant improvement plans and specifications (that have previously been approved in writing by Lender) and the Requirements, the statutory lien period has expired, and Lender has received a lien-free LP-10 re-write of the Title Policy and evidence satisfactory to Lender of lien-free final completion.

         4. Architect and Engineering Fees. The portion allocated to Architect and Engineering Fees, Column D, Item ____, initially totaling ____ dollars ($____ ), shall be disbursed for the payment of Architect and Engineering Fees.

         5. Government Fees. The portion allocated to Government Fees, Column D, Item ____ , initially totaling ____ dollars ($____), shall be disbursed for the payment of Government Fees.

         6. Operating Costs. The portion allocated to Operating Costs, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Operating Costs incurred during construction as Operating Costs become due and payable.

         7. Contingency Reserve. The portion allocated to Contingency Reserve, Column D, Item ____, initially totaling ____ dollars ($____), and any increases in the Contingency Reserve pursuant hereto, shall be reallocated periodically to such other Items as Borrower shall, from time to time, request in writing and Lender shall approve in writing. After any such reallocation, the portion of the Contingency Reserve that has been reallocated will be disbursed in accordance with the provisions governing the disbursement of the Item(s) to which such portion of the Contingency Reserve has been allocated. If the actual cost or a revised guaranteed cost of an Item is less than the maximum amount of the Disbursement Budget allocated to any such Item, then any such excess amounts may be reallocated to the Contingency Reserve from time to time upon Borrower's written request and Lender's written approval. Any amounts reallocated to this Item will be disbursed in accordance with this paragraph. The increase, reallocation or depletion, or refusal of Lender to increase, reallocate or deplete, the Contingency Reserve shall not release Borrower from any of Borrower's obligations under the Loan Documents.

         8. Other Hard Costs. The portion allocated to Other Hard Costs, Column D, Item ____, initially totaling ___ dollars ($____), shall be disbursed as construction progresses for the payment of Other Hard Costs.

         9. Interest Reserve. The portion allocated to Interest Reserve, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed directly to Lender for the payment of interest which accrues and becomes due under the Note during construction. Lender is hereby authorized to charge the Loan directly for such interest payments as they become due. Lender shall provide Borrower with a monthly interest statement. Depletion of the Interest Reserve shall not release Borrower from any of Borrower's obligations under the Loan Documents, including, without limitation, paying interest accruing under the Note and depositing Borrower's Funds with Lender pursuant to section 2.1(b) of this Agreement.

         10. Taxes. The portion allocated to Taxes, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Taxes incurred during construction as Taxes become due and payable. Funds with Lender pursuant to section 2.1(b) of this Agreement.

         11. Insurance. The portion allocated to Insurance, Column D, Item ____, initially totaling ____ dollars ($____), shall be periodically disbursed for the payment of Insurance premiums during construction as Insurance premiums become due and payable.

         12. Lender Loan Fee. The portion allocated to Lender Loan Fee, Column D, Item____, initially totaling ____ dollars ($____), shall be disbursed directly to Lender for Borrower's credit on the Effective Date for the payment of Lender's Loan Fee.

         13. Permanent Loan Fee. The portion allocated to Permanent Loan Fee, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of a Permanent Loan Fee for permanent financing.

         14. Title, Recording and Escrow Expenses. The portion allocated to Title, Recording and Escrow Expenses, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Title, Recording and Escrow Expenses.

         15. Legal Fees. The portion allocated to Legal Fees, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Legal Fees.

         16. Promotion and Advertising. The portion allocated to Promotion and Advertising, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Promotion and Advertising expenses.

         17. Commission Expense. The portion allocated to Commission Expense, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Commission Expense.

         18. Organization Expense. The portion allocated to Organization Expense, Column D, Item ____, initially totaling ____ dollars ($____), shall be disbursed for the payment of Organization Expense incurred during construction as Organization Expense becomes due and payable.

         19. Soft Costs Contingency. The portion allocated to Soft Cost Contingency, Column D, Item ____, initially totaling ____ dollars ($____), shall be periodically reallocated, at the written request of Borrower and with the written approval of Lender, within the Disbursement Budget, Column D, Items , or disbursed for cost overruns that have been approved by Lender for Column D, Items , in accordance with paragraphs hereof, depending upon the intended use of any such funds.

         20. Other Soft Costs. The portion allocated to Other Soft Costs, Column D, Item ___, initially totaling ____ dollars ($____), shall be disbursed for the payment of Other Soft Costs.